EXHIBIT 10.29

PERSONAL & CONFIDENTIAL

To:

From:

Date:

Subject:    Performance Share Units Award Agreement (Internal Metric)

Pursuant to The Brink’s Company 2017 Equity Incentive Plan (the “Plan”), on ___________ (the “Date of Grant”), the Compensation and Benefits Committee (the "Committee") of the Board of Directors of The Brink’s Company (the “Company”) granted to you this award (this “Award”) of performance share units (“PSUs”). Subject to attainment of the applicable vesting conditions, each PSU represents the right to a future payment of one share of common stock of the Company (a “Share”). The target number of PSUs that may become earned and payable pursuant to this Award is ________ (the “Target Number”), although, as described below, the number of PSUs that may become earned and payable under this Award may be less than the Target Number of PSUs, depending on satisfaction of the performance goals set forth on Schedule I hereto (the “Performance Goals”). Capitalized terms that are used but not defined herein or in the attached award agreement (collectively, this “Award Agreement”) shall have the meanings ascribed to such terms in the Plan.
Except as expressly provided in this Award Agreement, you generally must remain employed by the Company or any Subsidiary until this Award becomes earned and payable in order to be entitled to receive any Shares. At the time of settlement (if necessary), the Company shall withhold from delivery a sufficient number of Shares to provide for the payment of any withholding taxes required by federal, state and local law with respect to the taxable income you will recognize from settlement of the PSUs.
Prior to your acceptance of this Award, you will need to review the following:

•	The terms and conditions contained in this Award Agreement, which together with the Plan (receipt of a copy of which is hereby acknowledged), govern this Award.

•
A copy of The Brink’s Company Compensation Recoupment Policy (as amended from time to time, the “Recoupment Policy”, the current version of which is attached hereto as Exhibit A), which provides that incentive compensation that meets the definition of Excessive Compensation under the Recoupment Policy will be recouped from executive officers and other responsible parties in the event the Company is required to provide an accounting restatement for any of the prior three fiscal years, due to material noncompliance with any financial reporting requirement under the Federal securities laws. You must agree to the terms of the Recoupment Policy in order to receive this Award, as outlined in Section 12(a) of this Award Agreement.

•
The Restrictive Covenant Agreement (which is attached hereto as Exhibit B), which will require that you refrain from certain activities in the event that you terminate employment with the Company and its Subsidiaries. You must agree to these restrictions in order to receive this Award, as outlined in Section 13 of this Award Agreement.

By your signature and the authorized Company signature below and on the final page of this Award Agreement, you and the Company agree that this Award is granted under and governed by the terms and conditions of this Award Agreement and the Plan (receipt of a copy of which is hereby acknowledged, and which is incorporated by reference into this Award Agreement).

The Brink’s Company	Date

Employee	Date

Performance Share Units Award Agreement

This AWARD AGREEMENT, dated as of __________, is made by and between The Brink’s Company, a Virginia corporation (the “Company”), and the employee identified on page one of this Award Agreement (the “Employee”), an employee of the Company or of a subsidiary of the Company.
Effective ________ (the “Date of Grant”), the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors, acting pursuant to The Brink’s Company 2017 Equity Incentive Plan (the “Plan”), a copy of which Plan has heretofore been furnished to the Employee, as a matter of separate inducement and agreement in connection with the employment of the Employee by the Company or any Subsidiary, and not in lieu of any salary or other compensation for the Employee’s services, granted to the Employee the performance share units set forth on page one of this Award Agreement (the "PSUs").
Accordingly, the parties hereto agree as follows:
1.Subject to all the terms and conditions of the Plan and this Award Agreement, the Employee is granted the PSUs (this “Award”) described above.
2.The Committee shall determine whether, and the extent to which, the performance goals set forth on Schedule I to this Award Agreement (the “Performance Goals”) have been attained and, subject to the terms of the Plan and this Award Agreement, the number of Shares, if any, the Employee is eligible to receive pursuant to this Award Agreement.
3.Except as otherwise provided below, this Award shall become earned and payable, on the vesting date set forth in Schedule I to this Award Agreement (the “Vesting Date”), with respect to that number of Shares that equals the product of the Target Number of PSUs to which this Award applies multiplied by the earned percentage (the “Earned Percentage”) set forth in Schedule I to this Award Agreement that correlates to the Company’s ______________________ achieved for the performance period set forth in Schedule I to this Award Agreement (the “Performance Period”), provided the Employee remains continuously employed with the Company or any Subsidiary from the Date of Grant until the Vesting Date.
4.(a) Notwithstanding Section 12(g) of the Plan, including, without limitation, the second sentence of such Section 12(g), if there is a Change in Control within the first twelve (12) months of the Performance Period and the successor company assumes or provides a substitute award for this Award, with appropriate adjustments to the number and kinds of shares underlying this Award as may result from the Change in Control, this Award shall automatically convert, as of the Change in Control, into Restricted Stock Units (“RSUs”) for that number of Shares that equals the

Target Number of PSUs subject to this Award, and such RSUs will become earned and payable, on the Vesting Date, provided the Employee remains continuously employed with the Company or any Subsidiary from the Date of Grant until such Vesting Date (without regard to the Performance Goals set forth on Schedule I and without any further adjustment to the number of Shares payable under such RSUs). If there is a Change in Control within the first twelve (12) months of the Performance Period and the successor company does not so assume this Award or provide a substitute award, then consistent with Section 12(g) of the Plan, including, without limitation, the second sentence of such Section 12(g), this Award shall become earned and payable, as of the Change in Control, for that number of Shares that equals the Target Number of PSUs subject to this Award, provided the Employee remains continuously employed with the Company or any Subsidiary from the Date of Grant until the Change in Control (without regard to the Performance Goals set forth on Schedule I).
(b) Notwithstanding Section 12(g) of the Plan, including, without limitation, the second sentence of such Section 12(g), if there is a Change in Control after the first twelve (12) months of the Performance Period and prior to the end of the Performance Period, and the successor company assumes or provides a substitute award for this Award, with appropriate adjustments to the number and kinds of shares underlying this Award as may result from the Change in Control, this Award shall automatically convert, as of the Change in Control, into RSUs for that number of Shares that equals that number of PSUs that would have become earned and payable based on the Performance Goals the Company achieved for the portion of the Performance Period ending on the date of the Change in Control (with ___________________________ for the shortened Performance Period extrapolated ratably over the full Performance Period, based upon performance to date, to determine the Earned Percentage), and such RSUs will become earned and payable, on the Vesting Date, provided the employee remains continuously employed with the Company or any Subsidiary from the Date of Grant until such Vesting Date (without any further adjustment to the number of Shares payable under such RSUs). If there is a Change in Control after the first twelve (12) months of the Performance Period and prior to the end of the Performance Period, and the successor company does not so assume this Award or provide a substitute award for this Award, then notwithstanding Section 12(g) of the Plan, including without limitation, the second sentence of Section 12(g), this Award shall become earned and payable, as of the Change in Control, for that number of Shares that equals that number of PSUs that would have become earned and payable based on the Performance Goals the Company achieved for the portion of the Performance Period ending on the date of the Change in Control (with ___________________________ for the shortened Performance Period extrapolated ratably over the full Performance Period, based upon performance to date, to determine the Earned Percentage), provided the employee remains continuously employed with the Company or any Subsidiary from the Date of Grant until the Change of Control.

(c) Notwithstanding Section 12(g) of the Plan, including without limitation, the second sentence of such Section 12(g), if there is a Change in Control after the end of the Performance Period and prior to payment of this Award, this Award shall become earned and payable (i) on the Vesting Date, if the successor company assumes or provides a substitute award for this Award (with appropriate adjustments to the number and kind of shares underlying this Award as may result from the Change in Control), or (ii) as of the Change in Control, if the successor company does not assume this Award or provide a substitute award for this Award, in each case, with respect to that number of Shares that the Employee is entitled to receive based upon the Performance Goals the Company achieved for the Performance Period, provided the Employee remains continuously employed with the Company or any Subsidiary from the Date of Grant until the Vesting Date or the Change in Control, as applicable.
5.Notwithstanding Section 11 of the Plan and Sections 3 and 4 of this Award Agreement, if following a Change in Control with respect to which the successor company assumes or provides a substitute award for this Award, the Employee’s employment with the Company or any Subsidiary is terminated by the Company or any Subsidiary without Cause or by the Employee for Good Reason, and such termination constitutes a separation from service (within the meaning of Section 409A of the Code), then this Award shall become earned and payable, as set forth in Section 4 of this Award Agreement, with respect to that number of Shares set forth above, notwithstanding the termination of Employee’s employment with the Company and/or any Subsidiary. Section 11 of the Plan shall continue to apply to this Award, except (i) to the extent inconsistent with the provisions of this Section 5 of this Award Agreement, in which case this Section 5 of this Award Agreement shall control, or (ii) if the application of Section 11 of the Plan were to change the time of settlement of this Award as set forth in this Award Agreement, in which case this Award Agreement shall control the time of settlement of this Award.
6.For purposes of this Award Agreement, “Good Reason” means any of the following events that is not cured by the Company or any Subsidiary within thirty (30) days after written notice thereof from the Employee to the Company, which written notice must be made within ninety (90) days of the occurrence of the event:
(i)    (A)    without the Employee’s express written consent, the assignment to the Employee of any duties materially inconsistent with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of immediately prior to the Change in Control, or (B) any other action by the Company or any Subsidiary that results in a material diminution in such position, authorities, duties or responsibilities; or (C) any material failure by the Company or any Subsidiary to (1) pay the Employee compensation at an annual rate equal to the sum of (x) a salary not less than the Employee’s annualized salary in effect immediately prior to the Change in Control and (y) an annual incentive not less than the average annual incentive earned by and paid to the Employee for the last three full calendar years preceding the Change in Control; provided that, if the Employee has not been employed for the entirety of the last three full calendar years, then to the extent necessary to attain an average of three calendar years for purposes of determining the amount of such annual incentive, the Employee’s target annual incentive amount for the year in which the Change in Control occurs shall be used for any (i) partial calendar year(s) of employment and (ii) calendar year(s) that has not yet commenced; (2) permit the Employee to (x) continue to participate in all incentive and savings plans and programs generally applicable to similarly situated employees of the Company or (y) participate in incentive and savings plans and programs of the successor to the company which have benefits that are not less favorable to the Employee than the benefits available to the Employee under the incentive and savings plans and programs in which the Employee was eligible to participate immediately prior to the change in control; (3) permit the Employee and/or the Employee’s family or beneficiary, as the case may be, to (x) participate in and receive all benefits under welfare benefit plans and programs generally applicable to similarly situated employees of the Company or (y) participate in welfare benefit plans and programs of a successor company which have benefits that are not less favorable to the Employee than the benefits available to the Employee under the welfare benefit plans and programs in which the Employee was eligible to participate immediately prior to the Change in Control; (4) in accordance with policies then in effect with respect to the payment of expenses, pay or reimburse the Employee for all reasonable out-of-pocket travel and other expenses (other than ordinary commuting expenses) incurred by the Employee in performing services for the Company; provided that all such expenses shall be accounted for in such reasonable detail as the Company may require; and (5) provide the Employee with periods of vacation not less than those to which the Employee was entitled immediately prior to the Change in Control; or
(ii)    without the Employee’s express written consent, the Company's or any subsidiary's requiring a change to the Employee’s work location of more than 25 miles from the Employee’s work location as of immediately prior to a Change in Control, which change increases the distance of the Employee's commute from Employee’s principal residence at the time of such change; or
(iii)    any failure by the Company to require any successor to expressly assume and agree, in form and substance satisfactory to the Employee, to perform any agreement that provides for payments or benefits in connection with a Change in Control (a “Change in Control Agreement”) or employment agreement, in each case, between the Employee and the Company or any subsidiary in the same manner and to the same extent that the Company or any subsidiary would be required to perform it if no such succession had taken place; or

(iv)    any material breach of, or failure by the Company or any Subsidiary to comply with, the provisions of any Change in Control Agreement or employment agreement, in each case, between the Employee and the Company or any subsidiary.
Notwithstanding the foregoing, “Good Reason” shall cease to exist if the Employee has not terminated employment within two (2) years following the initial occurrence of the event constituting Good Reason.
7.Subject to the terms and conditions of this Award Agreement, the Company shall issue to the Employee that number of Shares that the Employee is entitled to receive, net of the number of Shares withheld to pay applicable withholding taxes (if necessary), as soon as practicable (and within thirty (30) days) after the date this Award becomes earned and payable.
8.Except as otherwise set forth in Section 5 of this Award Agreement and Section 11 of the Plan, the PSUs or RSUs that have not become earned and payable, on or before the earlier of (i) the Vesting Date and (ii) the termination of Employee’s employment with the Company or any Subsidiary, shall expire and may not become earned and payable after such time.
9.The Shares underlying this Award, until and unless delivered to the Employee, do not represent an equity interest in the Company and carry no dividend or voting rights. The Employee will not have any rights of a shareholder with respect to the Shares underlying this Award until the Shares have been properly delivered to the Employee in accordance with this Award Agreement. For the avoidance of doubt, no dividend equivalents will be paid on the PSUs or the RSUs that comprise this Award.
10.In accordance with Section 14(b) of the Plan, if the Employee hereunder is subject to the income tax laws of the United States of America, the Company shall, if necessary, withhold from the payment to the Employee a sufficient number of Shares to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to any taxable income resulting from such payment.
11.This Award is not transferable by the Employee otherwise than by will or by the laws of descent and distribution.
12.(a) This Award Agreement is subject to the terms and conditions of The Brink’s Company Compensation Recoupment Policy in effect as of the date of grant and as amended from time to time (the “Recoupment Policy”), the current version of which is attached as Exhibit A, and the provisions thereof are incorporated in this Award Agreement by reference. The Employee further acknowledges and agrees that all cash-based or equity-based incentive compensation, as defined in the Recoupment Policy (“Incentive Awards”), that the Employee receives or is eligible to receive contemporaneously with or after the date of this Award Agreement shall be subject to the terms and conditions of the Recoupment Policy, and the Employee will be required to forfeit such Incentive Awards, or return shares or other property (or any portion thereof) received in respect of such Incentive Awards, if the Employee is determined to be a Covered Employee and such Incentive Awards, shares or other property (or such portion thereof) is determined to be Excess Compensation (as such terms are defined in the Recoupment Policy).
(b) In exchange for this Award, and the opportunity to be eligible to receive future Incentive Awards, the Employee expressly agrees and consents that all awards previously granted under the applicable Incentive Plans shall be subject to the terms and conditions of the Recoupment Policy from and after the date hereof. For the avoidance of doubt, the Employee will be required to forfeit Incentive Awards, or return shares or other property (or any portion thereof) already received in respect of such Incentive Awards, if the Employee is determined to be a Covered Employee and such Incentive Awards, shares or other property (or such portion thereof) is determined to be Excess Compensation. The parties acknowledge that the Employee would not be eligible for the benefits described in the first sentence of this Section 12(b) without agreeing to the consent in this Section 12(b).
13.In connection with the Employee’s acceptance of this Award and in consideration of the promises contained in this Award Agreement, the receipt and adequacy of which are hereby acknowledged, the Employee agrees to comply with the terms of the Restrictive Covenant Agreement attached as Exhibit B to this Award Agreement, the provisions of which are incorporated in this Award Agreement by reference. This Award shall expire and may no longer become earned and/or payable on and after the time the Employee breaches the terms of the Restrictive Covenant Agreement set forth in Exhibit B, and the Employee expressly agrees to (a) return to the Company any Shares previously delivered pursuant to this Award Agreement, (b) reimburse the Company for all withholding taxes paid in connection with settlement of this Award and (c) pay to the Company the aggregate proceeds received from any sale or disposition of Shares previously delivered pursuant to this Award Agreement, promptly upon a breach of such Restrictive Covenants.
14.All other provisions contained in the Plan are incorporated in this Award Agreement by reference. The Board or the Committee may amend the Plan at any time, provided that if such amendment shall adversely affect the rights of the Employee with respect to this Award, the Employee’s consent shall be required except to the extent any such amendment is made to comply with any applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. This Award Agreement may at any time be amended by mutual agreement of the Board or the Committee (or a designee thereof) and the Employee. The Company shall provide, by registered or certified mail, the Employee with written notice of any amendment to this Award Agreement or the Plan that requires the consent or agreement of the Employee, which amendment, if adopted prior to a Change in Control, shall become automatically effective unless the Employee, within 30 days of the date the Company provides such notice, gives written notice to the Company that such amendment is not accepted by the Employee, in which case the terms of this Award Agreement and the Plan shall remain unchanged. Subject to any applicable provisions of the Company’s bylaws or of the Plan, any applicable determinations, order, resolutions or other actions of the Committee or of the Board shall be final, conclusive and binding on the Company and the Employee.
15.All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100 USA, to the attention of the Secretary, and (b) if to the Employee, shall be delivered personally or mailed to the Employee at the address set forth below. Such addresses may be changed at any time by notice from one party to the other.
16.This Award Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in the Plan, the legal representatives of the Employee. As used in this Award Agreement, the “Company” means the Company as defined in the preamble to this Award Agreement and any successor, “Subsidiary” of the Company includes any successor thereto, and, after a Change in Control, references to the Company and its Subsidiaries shall take into account the successor entity and its subsidiaries as appropriate.
17.This Award is subject to Section 409A of the Code. Accordingly, notwithstanding any provision of this Award Agreement to the contrary, Section 17 of the Plan will apply to this Award, including, without limitation, Section 17(b), as necessary for the terms of this Award Agreement to comply with Section 409A of the Code. In addition, notwithstanding any provision of this Award Agreement to the contrary, no Shares will be delivered upon a Change in Control as described above, unless the Change in Control qualifies as such under Section 409A of the Code. If the Change in Control does not qualify under Section 409A of the Code, delivery will be made upon the originally scheduled Vesting Date without regard to the Change in Control.
________________________________________________

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the day and year first above written.

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The Brink’s Company		Date

Employee		Date

Street address, City, State & ZIP

SCHEDULE I
Vesting Description

EXHIBIT A

The Brink’s Company
Compensation Recoupment Policy

The compensation recoupment policy of The Brink’s Company (the “Company”) shall apply if the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the Federal securities laws (a “Restatement”).
In the event of a Restatement, the Compensation and Benefits Committee will recoup “Excess Compensation” (as defined below) from “Covered Employees” (as defined below). In addition to the recoupment of any Excess Compensation, the Compensation and Benefits Committee will take such actions as it deems necessary or appropriate against a particular Covered Employee, depending on all the facts and circumstances as determined during its review, including (i) recommending disciplinary actions to the Board of Directors, up to and including termination, and/or (ii) the pursuit of other available remedies.
“Excess Compensation” means the difference between (i) the actual amount of cash-based or equity-based incentive compensation received by the Covered Employee and (ii) the compensation that would have been received based on the restated financial results during the three-year period preceding the date on which the Company is required to prepare such restatement (the “Covered Period”).
“Covered Employees” means (i) the executive officers of the Company, as designated by the Board of Directors from time to time and (ii) any employee whose acts or omissions were directly responsible for the events that led to the Restatement and who received Excess Compensation during the Covered Period.
For purposes of this policy, “cash-based or equity-based incentive compensation” includes awards under the Key Employees Incentive Plan (“KEIP”), the Management Performance Improvement Plan (“MPIP”), the 2005 Equity Incentive Plan, as amended (the “2005 Incentive Plan”), the 2013 Equity Incentive Plan (the “2013 Incentive Plan”) and any successor plan or plans.
This policy shall be communicated to all participants in the Company’s KEIP, MPIP, 2005 Incentive Plan, and 2013 Incentive Plan.
This policy is separate from and in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (Forfeiture of Certain Bonuses and Profits) that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer (“Section 304”), and the Compensation and Benefits Committee shall reduce the recoupment under this policy for any amounts paid to the Company by the Chief Executive Officer and Chief Financial Officer pursuant to Section 304.

EXHIBIT B

Restrictive Covenant Agreement (“RCA”)

1.         Definitions:
a.         “Company” means The Brink’s Company.
b.         “Competing Business” means any person or entity that provides or provided products or services in the business of armored vehicle transportation, secure international transportation of valuables, coin processing services, currency processing services, cash management services, safe and safe control services, payment services, security and guarding services, deposit processing services/daily overnight credit, check imaging, or jewel or precious metal vaulting, that are the same as or substantially similar to, and competitive with, the products or services provided by The Brink’s Company or any Subsidiary at the time of or at any time during the twenty-four (24) months prior to the cessation of Employee’s employment.
c.          “Confidential Information” means all valuable and/or proprietary information (in oral, written, electronic or other forms) belonging to or pertaining to the Company, its Customers and Vendors, that is not generally known or publicly available, and which would be useful to competitors of the Company or otherwise damaging to the Company if disclosed. Confidential Information may include, but is not necessarily limited to: (i) the identity of Company Customers, their purchasing histories, and the terms or proposed terms upon which Company offers or may offer its products and services to such Customers, (ii) the identity of Company Vendors or potential Vendors, and the terms or proposed terms upon which the Company may purchase products and services from such Vendors, (iii) the terms and conditions upon which the Company employs its employees and independent contractors, (iv) marketing and/or business plans and strategies, (v) financial reports and analyses regarding the revenues, expenses, profitability and operations of the Company, (vi) technology used by the Company to provide its services, and (vii) information provided to the Company by third parties under a duty to maintain the confidentiality of such information. Notwithstanding the foregoing, Confidential Information does not include information that: (i) has been voluntarily disclosed to the public by the Company, except where such public disclosure has been made by Employee without authorization from the Company; (ii) has been independently developed and disclosed by others, or (iii) which has otherwise entered the public domain through lawful means.
d.         “Employee” means the employee identified in the Award Agreement to which this RCA is attached as Exhibit B.

e.         “Material Contact” means Employee personally communicated with a Customer (defined below) in person, by telephone or by paper or electronic correspondence in furtherance of the business interests of the Company and within twelve (12) months prior to the cessation of Employee’s employment.
f.           “Restricted Period” means the period while Employee is employed by the Company and for twenty-four (24) months following the cessation of Employee’s employment with the Company.
g.          “Restricted Territory” means any and all of those geographic areas described on Exhibit 1 to this RCA. Employee acknowledges and agrees that this geographic area consists of those states or countries (i) in which Employee was physically located at the time Employee provided services in furtherance of the business interests of the Company, (ii) for which Employee had supervisory responsibility (in whole or in part), if any, on behalf of the Company, or (iii) to which Employee was assigned by the Company. In regard to the United States of America, such Restricted Territory shall mean those individual states in which Employee provided services, or was assigned, or had supervisory responsibility within the stated time period. In regard to areas outside of the United States, such Restricted Territory shall mean those countries in which Employee provided services, was assigned or had supervisory responsibility within the stated time period. Provided, however, that in all cases the Restricted Territory shall be limited to those states or countries where Employee provided such services or had such responsibility or assignment within twenty-four (24) months prior to the cessation of Employee’s employment. Provided further that the “Restricted Territory” shall not include any state or country where the Company either does not provide or has ceased providing its products and services.
h.         “Customer” means any person or entity who or which purchased products or services from the Company in exchange for compensation within twenty-four (24) months prior to the cessation of Employee’s employment with the Company.
i.           “Vendor” means any person or entity who or which has provided products or services to the Company in exchange for compensation within twenty-four (24) months prior to the cessation of Employee’s employment with the Company.
j.           “Lines of Business of the Company” means any Company-recognized department, division or subdivision of the Company, or any Subsidiary or Affiliate, to which Employee was assigned or which Employee supervised (directly or indirectly, or in whole or in part) or for which Employee provided services as part of Employee’s employment duties within twenty-four (24) months prior to the cessation Employee’s employment.
2.         Assignment of Work Product and Inventions. Employee hereby assigns and grants to the Company (and will upon request take any actions needed to formally assign and grant to the

Company and/or obtain patents, trademark registrations or copyrights belonging to the Company) the sole and exclusive ownership of any and all inventions, information, reports, computer software or programs, writings, technical information or work product collected or developed by Employee, alone or with others, during the term of Employee's employment relating to the Company. This duty applies whether or not the forgoing inventions or information are made or prepared in the course of employment with the Company, so long as such inventions or information relate to the business of Company and have been developed in whole or in part during the term of Employee's employment. Employee agrees to advise the Company in writing of each invention that Employee, alone or with others, makes or conceives during the term of Employee's employment and which relate to the Business of the Company. Notwithstanding any provision of this RCA, Employee shall not be required to assign, nor shall Employee be deemed to have assigned, any of Employee’s rights in any invention that Employee develops entirely on his own time without using the Company’s equipment, supplies, facilities, trade secrets or Confidential Information, except for inventions that either: (1) relate, at the time that the invention is conceived or reduced to practice, to the business of the Company or to actual or demonstrably anticipated research or development of the Company; or (2) result from any work performed by Employee for the Company on behalf of the Company. Inventions which Employee developed before Employee came to work for the Company, if any, are described in the attached Exhibit 2 and excluded from this Section. The failure of the parties to attach any Exhibit 2 to this RCA shall be deemed an admission by Employee that Employee does not have any pre-existing inventions.
3.         Return of Property and Information. Employee agrees not to remove any Company property from Company premises, except when authorized by the Company. Employee agrees to return all Company property and information (whether confidential or not) within Employee’s possession or control within seven (7) calendar days following the cessation of Employee’s employment with the Company. Such property and information includes, but is not limited to, the original and any copy (regardless of the manner in which it is recorded) of all information provided by the Company to Employee or which Employee has developed or collected in the scope of Employee’s employment with the Company, as well as all Company-issued equipment, supplies, accessories, vehicles, keys, instruments, tools, devices, computers, cell phones, pagers, materials, documents, plans, records, notebooks, drawings, or papers. Upon request by the Company, Employee shall certify in writing that Employee has complied with this provision, and has permanently deleted all Company information from any computers or other electronic storage devices or media owned by Employee. Employee may retain information relating to Employee’s benefit plans and compensation only to the extent such information reflects employee’s individual financial and benefit information, as opposed to information and plan terms that are applicable to others.
4.         Duty of Confidentiality. The Company agrees, and Employee acknowledges, that the Company shall provide Confidential Information to Employee as part of the employment relationship between Company and Employee and that such information is necessary for Employee to perform Employee's duties for the Company. Employee agrees that during employment with the Company and thereafter Employee shall not, directly or indirectly, divulge or make use of any Confidential Information other than in the performance of Employee’s duties for the Company. While employed by the Company, Employee shall make all reasonable efforts to protect and maintain the confidentiality of the Confidential Information. In the event that Employee becomes aware of unauthorized disclosures of the Confidential Information by anyone at any time, whether intentionally or by accident, Employee shall promptly notify the Company. This RCA does not limit the remedies available to the Company under common or statutory law as to trade secrets or other types of confidential information, which may impose longer duties of non-disclosure.
5.         Non-Competition.
a.         Employee agrees that during the Restricted Period, and within the Restricted Territory, Employee shall not, directly or indirectly, whether on Employee’s own behalf or on behalf of any other person or entity, own, manage, control, or participate in the ownership, management, or control of, a Competing Business in regard to products or services that are the same as or substantially similar to, and in competition with, those offered by any Lines of Business of the Company (as defined herein) within twenty-four (24) months prior to cessation of Employee’s employment.
b.         Employee agrees that during the Restricted Period, and within the Restricted Territory, Employee shall not, directly or indirectly, whether on Employee’s own behalf or on behalf of any other person or entity, perform services for a Competing Business which are the same as or substantially similar to the services conducted, authorized, offered, or provided by Employee to any Lines of Business of the Company within twenty-four (24) months prior to cessation of Employee’s employment.
c.          Nothing in this RCA shall prohibit Employee from owning 5% or less of the outstanding equity or debt securities of any publicly traded Competing Business.
6.         Non-Recruitment of Company Employees and Contractors. Employee agrees that during the Restricted Period, Employee shall not, directly or indirectly, whether on Employee’s own behalf or on behalf of any other person or entity, solicit or induce any employee or independent contractor of the Company with whom Employee had Material Contact, to terminate or lessen such employment or contract with the Company.
7.         Non-Solicitation of Company Customers. Employee agrees that during the Restricted Period, Employee shall not, directly or indirectly, whether on Employee’s own behalf or on behalf of any other person or entity, solicit any Customers of the Company with whom Employee had Material Contact, for the purpose of selling any products or services for a Competing Business.
8.         Non-Solicitation of Company Vendors. Employee agrees that during the Restricted Period, Employee shall not, directly or indirectly, whether on Employee’s own behalf or on behalf of any other person or entity, solicit any actual or prospective Vendor of the Company with whom Employee had Material Contact, for the purpose of purchasing products or services to support a Competing Business.
9.         Acknowledgements. Employee acknowledges and agrees that the provisions of this RCA are reasonable as to time, scope and territory given the Company’s need to protect its Confidential Information and its relationships and goodwill with its customers, suppliers, employees and contractors, all of which have been developed at great time and expense to the Company. Employee represents that Employee has the skills and abilities to obtain alternative employment that would not violate this RCA in the event that Employee leaves employment with the Company, and that this RCA does not pose an undue hardship on Employee. Employee further acknowledges that Employee’s breach of any provision of this RCA would likely cause irreparable injury to the Company, and therefore the Company may seek, at its option, injunctive relief and the recovery of its reasonable attorney’s fees and costs incurred in defending or enforcing this RCA (in the event the Company is the prevailing party), in addition to or in place of any other remedies available in law or equity, including any remedies available under the Award Agreement to which this RCA is attached as Exhibit B.
10.      Caveat. Nothing in this RCA shall prohibit Employee from working in any role or engaging in any job or activity that is not in competition with the products and services provided by the Company at the time Employee’s employment ceases.
11.      Breach does not excuse performance. Employee agrees that a breach or an alleged breach by the Company of any provision of this RCA or any other agreement shall not excuse Employee’s obligation to adhere to the provisions of this RCA and shall not constitute a defense to the enforcement thereof by the Company.
12.      Non-Disparagement. Employee agrees that Employee will not make any untrue, misleading, or defamatory statements concerning the Company or any Subsidiary or Affiliate or any of its or their officers or directors, and will not directly or indirectly make, repeat or publish any false, disparaging, negative, unflattering, accusatory, or derogatory remarks or references, whether oral or in writing, concerning the Company or any Subsidiary or Affiliate, or otherwise take any action which might reasonably be expected to cause damage or harm to the Company or any Subsidiary or Affiliate or any of its or their officers or directors. Nothing in this RCA, however, prohibits Employee from communicating with or cooperating in any investigations of any governmental agency on matters within their jurisdictions, provided that this RCA does prohibit Employee from recovering any relief, including without limitation monetary relief, as a result of such activities. In agreeing not to make disparaging statements regarding the Company or any Subsidiary or Affiliate or its or their officers or directors, Employee acknowledges that he is making a knowing, voluntary and intelligent waiver of any and all rights he may have to make disparaging comments about the Company or any Subsidiary or Affiliate or its or their officers or directors, including rights under any applicable federal and state constitutional rights.
13.     No limitation of Employee Rights.
a.     Employee understands that, notwithstanding any other provision in this RCA, nothing contained in this RCA is intended to or will be used in any way to limit Employee's rights or ability to communicate with any Government Agencies as provided for, protected under or warranted by applicable law or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  This Agreement does not limit Employee's right to receive an award from any Government Agency for information provided to any such Government Agency.
b.     Employee further understands that, notwithstanding any other provision of this Agreement:
(1)     Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.
(2)    If Employee files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, the Employee may disclose the Employer's trade secrets to the Employee's attorney and use the trade secret information in the court proceeding if the Employee (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.
14.    Governing Law. The terms of this RCA and any disputes arising out of it shall be governed by and construed in accordance with the laws of the State of Texas, except that any Texas conflict-of-law principles that might require application of the laws of another jurisdiction shall not apply.
15.    Venue. Any dispute arising from or relating to this RCA shall be resolved exclusively in the United States District Court for the Northern District of Texas or any state court sitting in Dallas County, Texas, at the sole option of the Company, and Employee expressly consents to the personal jurisdiction in these courts and in the State of Texas, and hereby waives all objections to venue and jurisdiction, as well as Employee’s right to removal, if any.

16.      Construction. This RCA shall not be construed more strictly against one party than any other by virtue of the fact that it may have been prepared by counsel for one of the parties. The headings to the sections of this RCA are included for convenience only and shall not affect the interpretation of this RCA.
17.      Modification. The parties expressly agree that should a court find any provision of this RCA, or part thereof, to be unenforceable or unreasonable, the court may modify the provision, or part thereof, in a manner which renders that provision reasonable, enforceable, and in conformity with public policy.
18.      Severability. If any provision of this RCA, or part thereof, is determined to be unenforceable for any reason whatsoever, and cannot or will not be modified to render it enforceable, it shall be severable from the remainder of this RCA and shall not invalidate or affect the other provisions of this RCA, which shall remain in full force and effect and shall be enforceable according to their terms. No covenant shall be dependent upon any other covenant or provision herein, each of which stands independently.
19.      Notices. All notices hereunder shall be in writing and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office address, 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100 USA, to the attention of the Secretary, and (b) if to the Employee, shall be delivered personally or mailed to the Employee at the address on file with the Company. Such addresses may be changed at any time by notice from one party to the other.
20.      Assignability. This RCA shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company. This RCA may be assigned by the Company to a successor in interest without the prior consent of the Employee.

21.   Waivers and Further Agreements. Neither this RCA nor any term or condition hereof, may be waived or modified in whole or in part as against the Company or Employee, except by written instrument executed by or on behalf of the party other than the party seeking such waiver or modification, expressly stating that it is intended to operate as a waiver or modification of this agreement or the applicable term or condition hereof.

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